EX-10.3
             TECHNOLOGY TRANSFER AGREEMENT

This Technology Transfer Agreement (the "Agreement") is made and entered into this 1st day of April, 1999, by and between Safe at Home Products, Inc., a California corporation ("Transferor") and
NuCo, Inc., a Nevada corporation ("Transferee").

                              Recitals

A. Transferor is the owner of certain technologies, used to manufacture the Voce Record Smoke Detector and the Heat Sensor
Christmas Tree
Ornament (the "Technologies").

B. Transferee desires to acquire from Transferor such technologies, and Transferor desires to transfer and convey the same to Transferee, in accordance with the terms and conditions of this Agreement.

C. Contemporaneously with the closing (as hereinafter defined), Transferee and Transferor will enter into an agreement not-to-compete (the form of which is attached hereto as Exhibit A).

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

                            ARTICLE I
                           Definitions

As used in this Agreement, the following terms shall have the meanings set forth below:

1.1 Closing. "Closing" shall mean the closing of the transaction contemplated by this Agreement, which shall occur at 9:00 a.m., Pacific Standard Time, on the Closing Date in the offices of Transferee, or such other time and place as shall be mutually agreed in writing by the parties hereto.

1.2 Closing Date. "Closing Date" shall mean April 1, 1999, unless otherwise mutually agreed in writing by the parties hereto.

1.3  Technologies.  "Technologies" shall mean the following:

1.3(a) All rights and interests in the procedures, written technical data, computer software and related documentation, patents, copyrights, formulas, methods, practices, statistics, trade secrets, trademarks, trade names and service marks concerning the Heat Sensor Christmas Tree Ornament.

1.3(b) All rights and interest in the procedures, written technical data, computer software and related documentation, patents, copyrights, formulas methods, practices, statistics, trade secrets, trademarks, trade names, and service marks concerning the Voice Record Smoke detector, except the patents, copyrights, trade secrets, trade names and service marks concerning the voice recording unit within the Voice Record Smoke Detector, which Transferee shall only obtain the rights and interest in relation to the Voice Record Smoke Detector, and Transferor shall retain the rights and interest to for all other applications.

                            ARTICLE II
               Assignment, Transfer and Royalties

2.1 Assignment and Transfer of Technologies. Subject to and upon the terms and conditions contained herein, at the Closing, Transferor shall transfer, assign, convey, and deliver to Transferee, free and clear of all liens, claims and encumbrances, and Transferee shall accept and acquire from Transferor the Technologies.

2.2 Purchase Price. The total purchase price for the Technologies shall be TWELVE MILLION (12,000,000) common shares of NucCo, Inc., which shall be valued by the parties at a price of FIFTY CENTS ($0.50) per share, and shall be fully paid and non-assessable upon issuance. The certificate evidencing said shares of common stock of NuCo, Inc. shall be substantially in the form of Exhibit B attached hereto. The shares issued to Transferor shall represent on hundred percent (100%) of the issued and outstanding stock NuCo, Inc.

2.3 Instruments of Transfer; Further Assurances.

(a) At the Closing, Transferor shall deliver to Transferee:

(i) As assignment of each Technology, in form and substance satisfactory to Transferee;

(ii) An agreement not-to-compete, substantially in the form of Exhibit A attached hereto; and

(iii) Such other instrument or instruments of transfer as shall be necessary or appropriate, as Transferee shall reasonably request, to vest in Transferee good and marketable title to the Technologies.

(b) At the Closing, Transferee shall deliver to Transferor:

(i) a fully executed certificate evidencing the issuance of 12,000,000 common shares of NuCo, Inc., to Transferor; and

(ii) Such other instrument or instruments as shall be necessary or appropriate, as Transferor shall reasonably request.

                           ARTICLE III
         Representations and Warranties of Transferee

Transferee represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing Date as if made on that date:

3.1 Organization and Good Standing. Transferee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3.2 Authorization and Validity. The execution, delivery and performance by Transferee of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Transferee. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Transferee and constitute or will constitute legal, valid and binding obligations of Transferee, enforceable against Transferee in accordance with their respective terms.

3.3 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Transferee or any agreement, indenture or other instrument under which Transferee is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Transferee or the properties or assets of Transferee.

3.4 Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Transferee.

                            ARTICLE IV
         Representations and Warranties of Transferor

Transferor represents and warrants that the following are true and correct as of this date and will be true and correct through the Closing
Date as if made on that date:

4.1 Organization and Good Standing. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with all the requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

4.2 Authorization and Validity. The execution, delivery and performance by Transferor of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby, have been duly authorized by Transferor. This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Transferor and constitute or will constitute legal, valid and binding obligations of Transferor, enforceable against Transferor in accordance with their respective terms.

4.3 Title. Transferor has good and marketable title to the Technologies which are the subject of this Agreement. Upon consummation of the transactions contemplated hereby, Transferee shall receive good, valid and marketable title to all the Technologies free and clear of all liens, claims, and encumbrances.

4.4. Commitments. Transferor has not entered into, nor are the Technologies or the business of Transferor bound by, whether or not in writing, any (i) partnership or joint venture agreement;
(ii) deed of trust or other security agreement; (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond; (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer; (v) labor or collective bargaining agreement; (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent to another; (vii) deed or other document evidencing an interest in or contract to purchase or sell real property; (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys; (ix) lease or real or personal property, whether as lessor, lessee, sublessor, or sublessee; (x) agreement relating to any material matter or transaction in which an interest is held by a person or entity which is an affiliate of Transferor; (xi) powers of attorney; or (xii) contracts containing noncompetition covenants.

4.5 Adverse Agreements. Transferor is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which materially and adversely affects or, so far as Transferor can now foresee, may in the future materially and adversely affect the business operations, prospects, properties, assets or condition, financial or otherwise, of Transferor.

4.6 No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Transferor or any agreement, indenture or other instrument under which Transferor is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation or any court or any public, governmental or regulatory agency or body having jurisdiction over Transferor or the properties or assets of Transferor.

4.7 Consents. No authorization, consent, approval, permit or license of, or filing with any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Transferor.

4.8 Compliance with Laws. There are no existing violations by Transferor of any applicable federal, state or local law or regulation, except to the extent that any such violations would not have a material adverse effect on the property of business of Transferor.

4.9 Accuracy of Information Furnished. All information furnished to Transferee by Transferor is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

4.10 Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                             ARTICLE V
                          Indemnification

5.1 Transferor's Indemnity. Subject to the terms of this Section, Transferor hereby agrees to indemnify, defend and hold harmless Transferee and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses ("Damages") asserted against or incurred by Transferee by reason of or resulting from a breach by Transferor of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

5.2 Transferee's Indemnity. Subject to the terms of this Section, Transferee hereby agrees to indemnify, defend and hold harmless Transferor and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims obligations, demands assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses ("Damages") asserted against or incurred by Transferor by reason of or resulting from a breach by Transferee of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

5.3 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

                          ARTICLE VI
                          Termination

6.1 Termination for Cause. This Agreement may be terminated prior to Closing upon notice to the other party at any time by a party if any representation or warranty of the other party contained in this Agreement or in any certificate or other document executed and delivered by one party to the other is or becomes untrue or breached in any material respect or if one party fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, breach or noncompliance is not cured, waived, or eliminated before Closing.

6.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may by terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Transferee and Transferor.

                         ARTICLE VII
                 Miscellaneous Provisions

7.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Transferee and Transferor.

7.2 Waiver of Compliance; Consents.

7.2.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

7.2.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

7.3 Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

If to Transferee, to: 1201 E. Warner Avenue, Santa Ana,
California 92705

If to Transferor, to:  1201 E. Warner Avenue, Santa Ana,
California 92705

7.4 Titles and Captions All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

7.5 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

7.6 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

7.7 Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

7.8 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

7.9 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

7.10 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN THE STATE OF NEVADA.

7.11 Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of this Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference or disagreement shall be settled by arbitration in accordance with the ten prevailing commercial rules of the American Arbitration Association and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

7.12 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said
Agreement or any section thereof was drafted by said party.

7.13 Further Action. The parties hereto shall executed and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

7.14 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

7.15 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

7.16 Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing, In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

7.17 Costs, Expenses and Legal Fees Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses, including attorneys' fees.

7.18 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms of such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

7.19 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

7.20 Contributing Nature. All representations and warranties contained in this Agreement shall survive the Closing for a period of two (2) years and, if applicable, all covenants, which, according to their terms are to be performed after the execution of this Agreement, shall survive the Closing for a period of two
(2) years.

IN WITNESS WHEREOF, the parties hereto have set their hands this 1st day of April, 1999.

NuCo, Inc., a Nevada Corporation       Safe at Home Products, Inc., a
(Transferee)                           California Corporation
(Transferor)


By: /s/  James Weber                   By: /s/  James Weber
James Weber, President                 James Weber, President

                         EXHIBIT A

               NON-COMPETITION AGREEMENT

This Non-competition Agreement (the "Agreement") is made as of the 1st day of April,1999, by and between NuCo, Inc., a Nevada corporation
("Transferee") and Safe at Home Products, Inc., a California corporation ("Transferor").

                            Recitals

A.  Transferor and Transferor have entered into a Technology
Transfer Agreement dated April 1, 1999 (the "Transfer Agreement") under the terms of which Transferor has agreed to assign and transfer certain technologies to Transferee, all as more fully set forth described in the Transfer Agreement.

B. Transferor's delivery to Transferee of this Agreement is a condition to Transferee consummating the transactions contemplated by the Transfer Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and in the Transfer Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1.  Non-competition.

1.1 Transferor covenants and agrees that for a period of five (5) years from the date hereof, Transferor will not engage in or carry on, directly or indirectly, any business in competitions with the business of Transferee relating to the technologies that are the subject of the Transfer Agreement buy only for as long as such like business is carried on by (1) Transferee or any subsidiary or affiliate of Transferee or (ii) any person or entity deriving title from Transferee of the technologies, in any county in which Transferee or any of its subsidiaries or affiliates conduct business, or in any other county or state of the United States, or in any country or political subdivision of the world.

1.2 The term of the covenants contained in Section 1.1 hereof shall be tolled for the period commencing on the date any successful action is filed for injunctive relief or damages arising out of a breach by Transferor of Section 1.1 hereof and ending upon final adjudication (including appeals) of such action.

1.3 If, in any judicial proceeding, the court shall refuse to enforce all of the covenants contained in Section 1.1 hereof because the time limit is excessive, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce all of the covenants contained in Section 1.1 hereof because it is more extensive than necessary to protect the business and goodwill of Transferee, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding the geographic area, scope of business or other aspect shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

1.4 Transferor covenants and represents that, after the Closing (as defined in the Transfer Agreement), Transferor will have no interest in, or claim to, any of the procedures, written technical data, computer software and related documentation, patents, copyrights, formulas, methods, practices, statistics, trade secrets, trademarks, trade names, or service marks relating to the technologies that are the subject of the Transfer Agreement, and all knowledge or information of a confidential nature acquired at or before the date hereof with respect to said technologies will be held in confidence by Transferor and will not be disclosed or made public or, except for the benefit of Transferee, and use of, by or through Transferor, directly or indirectly.

2.  Governing Law.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED
AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.
THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR
INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND
DETERMINED BY A COURT OF COMPETING JURISDICTION WITH THE STATE OF
NEVADA.

3. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of the Agreement.

4. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

5. Severability. In any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have set their hands this 1st day of April, 1999.

NuCo, Inc., a Nevada Corporation      Safe at Home Products, Inc., a
(Transferee)                          California Corporation
(Transferor)


By: /s/  James Weber                  By: /s/  James Weber
James Weber, President                James Weber, President